UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2022

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 rue Saint-Dominique, Paris, France 75007

5599 San Felipe, Houston, Texas , U.S.A . 77056 (address)

62 Buckingham Gate, London, United Kingdom SW1E 6AJ

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	SLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2022 Annual General Meeting of Stockholders (the “Annual Meeting”) of Schlumberger Limited (Schlumberger N.V.), a Curaçao corporation (“Schlumberger”), was held on April 6, 2022. All director nominees were elected and all other proposals were passed at the Annual Meeting. The results are summarized below, with detailed voting results following.

At the Annual Meeting, the stockholders of Schlumberger:

•	Item 1—elected all eleven director nominees;

•	Item 2—approved, on an advisory basis, Schlumberger’s executive compensation, with approximately 95.4% of the votes cast voting for this proposal;

•

Item 3—approved Schlumberger’s consolidated balance sheet at December 31, 2021, its consolidated statement of income for the year ended December 31, 2021, and the declarations of dividends by Schlumberger’s Board of Directors in 2021 as reflected in its 2021 Annual Report to Stockholders, with approximately 99.8% of the votes cast voting for this proposal; and

•	Item 4—ratified the appointment of PricewaterhouseCoopers LLP as the independent auditors of Schlumberger for 2022, with approximately 92.2% of the votes cast voting for this proposal.

The proposals are described in detail in Schlumberger’s definitive proxy statement for the Annual Meeting, which was filed with the SEC on February 24, 2022 (the “Definitive Proxy Statement”).

Item 1—Election of Directors

All director nominees were elected at the Annual Meeting.

	For	Against	Abstain	Broker Non-votes
Peter Coleman	1,023,958,669	15,710,618	893,387	126,765,868
Patrick de La Chevardière	1,026,701,223	12,958,244	903,207	126,765,868
Miguel M. Galuccio	947,050,322	92,554,185	958,167	126,765,868
Olivier Le Peuch	1,031,635,923	8,105,186	821,565	126,765,868
Samuel Leupold	1,031,279,391	8,372,911	910,372	126,765,868
Tatiana Mitrova	908,757,382	130,133,568	1,671,725	126,765,868
Maria Moræus Hanssen	1,013,384,994	24,714,445	2,463,235	126,765,868
Vanitha Narayanan	1,028,500,553	11,140,903	921,218	126,765,868
Mark Papa	974,223,696	63,847,116	2,491,862	126,765,868
Jeff Sheets	1,010,286,595	29,359,951	916,128	126,765,868
Ulrich Spiesshofer	1,028,562,437	11,082,678	917,560	126,765,868

Item 2—Advisory Approval of Executive Compensation

The advisory resolution to approve Schlumberger’s executive compensation, as described in the Definitive Proxy Statement, was approved with approximately 95.4% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain	Broker Non-votes
989,884,609	47,705,536	2,972,529	126,765,868

Item 3—Financial Statements and Dividends

The proposal to approve Schlumberger’s consolidated balance sheet at December 31, 2021, its consolidated statement of income for the year ended December 31, 2021, and the declarations of dividends by Schlumberger’s Board of Directors in 2021 as reflected in its 2021 Annual Report to Stockholders, as described in the Definitive Proxy Statement, was approved with approximately 99.8% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain	Broker Non-votes
1,161,159,914	1,913,640	4,254,988	—

Item 4—Independent Registered Public Accounting Firm

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of Schlumberger for 2022, as described in the Definitive Proxy Statement, was approved with approximately 92.2% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain	Broker Non-votes
1,074,685,937	91,483,227	1,159,378	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER LIMITED

/s/ Dianne B. Ralston
Dianne B. Ralston
Chief Legal Officer and Secretary

Date: April 6, 2022